UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

Filed by the Registrant  ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐ Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12
Aldabra 2 Acquisition Corp.
(Name of Registrant as Specified In Its Charter)______________________________________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
    _____________________________________________________________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:
    _____________________________________________________________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    _____________________________________________________________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:
    _____________________________________________________________________________________________________________________________________

(5)	Total fee paid:
    _____________________________________________________________________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
    _____________________________________________________________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:
    _____________________________________________________________________________________________________________________________________

(3)	Filing Party:
    _____________________________________________________________________________________________________________________________________

(4)	Date Filed:
    _____________________________________________________________________________________________________________________________________

As disclosed in a Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2008 by Aldabra 2 Acquisition Corp. (the “Company”) and in a related press release issued the same day and attached as an exhibit to such Schedule 14A, certain institutional shareholders have executed contingent value rights agreements (the “Agreements”) with Terrapin Partners Venture Partnership (“Terrapin”), Boise Cascade, L.L.C. (“Boise Cascade”), and the Company.  As of today, an additional ten institutional shareholders, for a total of approximately 50 such holders, have executed such Agreements, and it is expected that an additional one to five such holders will execute such Agreements tomorrow.  As described in such Schedule 14A, the investors will receive from Terrapin and Boise Cascade certain contingent value rights to receive payments in cash and/or shares of the Company’s common stock, and such investors agreed to vote in favor of all the proposals set forth in the Company’s definitive proxy statement, filed with the SEC on January 23, 2008.  Further details are set forth in the prior Schedule 14A, which is incorporated herein by reference.

Where to Find Additional Information

The Company has filed with the SEC preliminary proxy statements and a definitive proxy statement in connection with the proposed transaction. Investors are urged to carefully read the proxy statements and any other relevant documents filed with the SEC when they become available, because they will contain important information about the Company and the transaction. Copies of the proxy statements and other documents filed by the Company will be available at the Web site maintained by the SEC at www.sec.gov.

Participants in the Solicitation

The Company, its current directors and executive officers, and certain individuals nominated to serve as the Company’s directors or executive officers following the proposed acquisition may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with such acquisition.  In addition, Lazard Capital Markets LLC and Pali Capital, Inc., two of the underwriters for the Company’s IPO, may assist in these efforts and may also be deemed to be participants in such solicitations of proxies.  In connection with the Company’s IPO, the Company has agreed to pay the underwriters for the IPO an underwriting discount, a portion of which (in the amount of $12,420,000) would not be payable unless and until the Company completes a business combination. The Company will not pay the underwriters additional fees in connection with any such efforts.  Information regarding the Company's current directors and executive officers is available in the Company’s Registration Statement on Form S-1 (Registration Nos. 333-141398 and 333-143890), which was filed with the SEC on March 19, 2007, and subsequent amendments thereto, and are also contained in the Company’s preliminary proxy statement.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statements filed with the SEC.